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EXHIBIT 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2004 Stock Incentive Plan of Aftermarket Technology Corp. of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of Aftermarket Technology Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                        /s/ Ernst & Young, LLP

Chicago, Illinois

May 27, 2004

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  EXHIBIT 23.1
Consent of Independent Auditors